EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION

OF

UMPQUA HOLDINGS CORPORATION

These Restated Articles of Incorporation (“Articles”) of Umpqua Holdings Corporation (the “Corporation”) amend and supersede the Articles of Incorporation filed November 9, 1998 and all amendments thereto.

ARTICLE I

NAME

The name of the corporation is Umpqua Holdings Corporation.

ARTICLE II

PURPOSES AND POWERS

The Corporation is organized to (i) act as a financial holding company and (ii) engage in any lawful activity for which a corporation may be organized under the Oregon Business Corporation Act. The Corporation will have all powers granted under the Oregon Business Corporation Act. All references to the Oregon Business Corporation Act shall include all amendments to that Act.

ARTICLE III

AUTHORIZED CAPITAL STOCK

A. Authorized Classes of Shares. The Corporation may issue 102,000,000 shares of stock divided into two classes as follows:

2,000,000 shares of preferred stock (“Preferred Stock”). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles (“Preferred Stock Designation”). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of this Article III or by action of the shareholders of the Corporation; and

100,000,000 shares of common stock (“Common Stock”).

Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock.

B. Voting Rights. The Corporation’s Capital Stock will have voting rights as follows:

1. Common Stock Voting Rights. Subject to the voting rights, if any, of any Preferred Stock that may be outstanding, the outstanding shares of Common Stock will (a) each have one vote, (b) vote together as a single voting group and (c) together have unlimited voting rights.

2. Preferred Stock Voting Rights. Except as otherwise provided by the Oregon Business Corporation Act or in a Preferred Stock Designation, each share of Preferred Stock will, on each matter which that series of Preferred Stock is entitled to vote, (a) either have (i) one vote if that series of Preferred Stock is not by its terms convertible into Common Stock, or (ii), if that series of Preferred Stock is convertible into Common Stock, one vote for each share of Common Stock into which that series of Preferred Stock may be converted as of the record date for the meeting at which the vote is to be taken, and (b) vote together with shares of the Common Stock as a single voting group.

3. Nonvoting Preferred Stock. Shares of any series of Preferred Stock which are designated as being “nonvoting” will nonetheless have such voting rights as are required by the Oregon Business Corporation Act.

4. Noncumulative Voting for Directors. The holders of shares of Common Stock and the holders of shares of any series of Preferred Stock which is entitled to vote with respect to the election of directors will not have the right to cumulate votes in the election of directors.

C. Dividends. Subject to any priority or participating rights of any Preferred Stock that may be outstanding, the holders of Common Stock will be entitled to receive, out of any legally available assets of the Corporation, any dividends declared by the Board of Directors of the Corporation. Except as may otherwise be provided in a Preferred Stock Designation, the Board of Directors of the Corporation will have the sole authority and discretion to determine the time, amount and terms of payment for any dividend that may be declared. Nothing in these Articles will be construed as obligating the Board of Directors of the Corporation to declare a dividend at any time, even though the Corporation may have assets legally available to pay a dividend.

D. Redemption. Subject to any provision to the contrary contained in any Preferred Stock Designation, the Corporation may repurchase all or any of its outstanding shares of Common Stock or Preferred Stock even though the distribution made to effect that repurchase would cause the difference between the Corporation’s total assets and its total liabilities to be less than the amount that would be needed to satisfy the preferential liquidation rights of all outstanding shares of classes or series of a class with liquidation rights that are prior to those of the shares being repurchased if the Corporation were to be liquidated at the time of such repurchase.

E. Liquidation. In liquidating, dissolving or winding up the Corporation, the Board of Directors must first discharge or make adequate provision for discharging all liabilities of the Corporation. The remaining net assets of the Corporation shall be distributed to the holders of the Common Stock according to their respective share holdings, subject to the priority and participating rights of any Preferred Stock that may be outstanding.

F. No Preemptive Rights. No holder of any shares of Common Stock or Preferred Stock will be entitled to any preemptive right to purchase or subscribe for any new, unissued or treasury shares of the Corporation.

G. Preferences, Limitations and Relative Rights of Preferred Stock. The Board of Directors of the Corporation is expressly authorized to designate, from time to time by resolution duly adopted, the preferences, limitations and relative rights of one or more series of Preferred Stock. A Preferred Stock Designation by the Board of Directors may set forth, with respect to the shares of the series of Preferred Stock so designated, the following preferences, limitations and relative rights:

1. Voting. The voting rights of the shares of that series of Preferred Stock, including whether the shares have special, conditional or limited voting rights. Alternatively, the Preferred Stock Designation may include a statement to the effect that the shares of that series of Preferred Stock are “nonvoting” except to the extent voting rights are required by the Oregon Business Corporation Act.

2. Dividends. The dividend rate and preference, if any, of the shares of that series of Preferred Stock. The Preferred Stock Designation will also state (a) whether the dividend rights of shares of that series of Preferred Stock are cumulative, noncumulative or partially cumulative and (b) whether or not the shares of that series of Preferred Stock will participate in any dividends that may be declared with respect to the Common Stock.

3. Liquidations. The amount of the liquidation preference, if any, of the shares of that series of Preferred Stock.

The Preferred Stock Designation will also state whether or not and, if so, when the shares of that series of Preferred Stock will participate with the Common Stock in any liquidating distributions.

4. Redemption. Whether the shares of that series of Preferred Stock are redeemable at the option of the

Corporation, at the option of the holder of the shares or another person or upon the occurrence of a designated event and whether the redemption price for the shares of that series of Preferred Stock will be a designated amount or determined by a designated formula or by reference to an extrinsic event or extrinsic data, whether the redemption price for the shares of such series of Preferred Stock will be paid in cash, indebtedness or other property. The Preferred Stock Designation will also state (a) the terms and conditions, if any, of any redemption, (b) the procedures for effecting any redemption and (c) whether or not and, if so, where and in what manner a sinking fund must be created by the Corporation for the purpose of funding any redemption.

5. Conversion. Whether the shares of that series of Preferred Stock are convertible at the option of the Corporation, at the option of the holder of the shares or another person or upon the occurrence of a designated event into other securities of the Corporation in a designated amount or in an amount determined by a designated formula or by reference to an extrinsic event or extrinsic data. The Preferred Stock Designation will also state the terms and conditions of the conversion, if any, and the procedures for effecting such a conversion.

6. Other Terms. Such other preferences, limitations and relative rights as the Board of Directors of the Corporation may determine.

Every Preferred Stock Designation must identify that series of Preferred Stock in a manner that will distinguish that series from all other series of Preferred Stock and from the undesignated Preferred Stock. The Preferred Stock Designation must also set forth the number of shares to be included in that series. All shares of that series that are thereafter redeemed, converted, or, if so provided in the Preferred Stock Designation, remain unissued on a designated date or on the occurrence of an event will cease to be of that series and will automatically become undesignated Preferred Stock.

Any Preferred Stock Designation adopted by the Board of Directors of the Corporation pursuant to this Section G of Article III will constitute articles of amendment to these Articles of Incorporation and will become effective, without shareholder action, upon filing as prescribed by the Oregon Business Corporation Act. No shares of Preferred Stock or of a series of Preferred Stock may be issued by the Corporation prior to the filing of articles of amendment determining the preferences, limitations and relative rights of such shares.

ARTICLE IV

REGISTERED AGENT AND OFFICE AND ADDRESS FOR NOTICES

The Corporation shall continuously maintain a registered agent and registered office as required by the Oregon Business Corporation Act.

ARTICLE V

BOARD OF DIRECTORS

A. Number of Directors. The number of directors of the Corporation will be not less than six (6) nor more than nineteen (19), with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole board of directors. As used in these Articles, the term “whole board of directors” means the total number of directors that the Corporation would have if there were no vacancies on the board of directors.

B. Election of Directors. Each director shall be elected to serve a term of one year, with each director’s term to expire at the next annual meeting following the director’s election as a director. Notwithstanding the expiration of the term of a director, the director shall continue to hold office until his or her successor has been elected and qualified.

A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election.

C. Removal of Directors. Notwithstanding any other provision of these Articles , any director of the Corporation may be removed at any time with or without cause, and except as otherwise required by law, only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to elect such director, at a meeting of the shareholders called for that purpose, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. If the director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

D. Vacancies. Any directors’ position to be filled by reason of a vacancy in the board of directors or a vacancy resulting from an increase in the number of directors shall be filled by the affirmative vote of the majority of all the directors remaining in office. Shareholders may not fill vacancies.

ARTICLE VI

LIMITATIONS ON LIABILITY OF DIRECTORS

No director of the Corporation is personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for the following:

(a) Any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or

(d) Any transaction from which the director derived an improper personal benefit.

This Article does not limit or eliminate the liability of a director for any act or omission occurring before the effective date of this Article.

No amendment to or repeal of this Article may make any director of the Corporation personally liable to the Corporation or its shareholders for monetary damages for any act or omission as a director occurring before the effective date of that amendment or repeal.

This Article is intended to limit the liability of any director of the Corporation to the greatest extent authorized under the Oregon Business Corporation Act. Any further limitation on the liability of directors authorized under any amendment to the Oregon Business Corporation Act is incorporated into this Article on the effective date of that amendment.

Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation, the provisions of this Article may not be amended or repealed and no provisions inconsistent herewith may be adopted by the corporation without the affirmative vote of 75% of all of the votes entitled to be cast on the matter.

ARTICLE VII

INDEMNIFICATION

A. Non-Derivative Actions. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney’s fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

B. Derivative Actions. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys’ fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person’s duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to shareholders which is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C. Determination of Right to Indemnification in Certain Cases. Subject to the provisions of Sections E and F below, indemnification under Sections A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

(a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

(b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit or proceeding (directors who are parties to the action, suit or proceeding may participate in designation of the committee);

(c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit or proceeding;

(d) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit or proceeding), by the shareholders; or

(e) By a court of competent jurisdiction.

        D. Indemnification of Persons Other than Officers or Directors. Subject to the provisions of Section F, in the event any person not entitled to indemnification under Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the stockholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections A and B of this Article.

E. Successful Defense. Notwithstanding any other provision of Sections A, B, C or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, or employee is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

F. Condition Precedent to Indemnification Under Sections A, B, D or E. Any person who desires to receive the benefits otherwise conferred by Sections A, B, D or E of this Article shall promptly notify the Corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B, D, or E and intends to rely upon the right of indemnification described in Sections A, B, D or E of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, in the event the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties), the stockholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation’s stock which have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

G. Advances for Expenses. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person’s good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

H. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

I. Purpose and Exclusivity. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

J. Severability. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

K. Article Amendment or Repeal. Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation, the provisions of this Article may not be amended or repealed and no provisions inconsistent herewith may be adopted by the corporation without the affirmative vote of 75% of all of the votes entitled to be cast on the matter.

ARTICLE VIII

CONSIDERATION OF OTHER CONSTITUENCIES

When evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, or any proposal to merge or consolidate the Corporation with another corporation or financial institution, or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, the directors of the Corporation may, in determining what they believe to be in the best interests of the Corporation, give due consideration to the social, legal and economic effects of such offer or proposal on employees, customers and suppliers of the Corporation and on the communities and geographical areas in which the Corporation and its subsidiaries operate, the economy of the state and the nation, the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and other relevant factors.

Notwithstanding any other provisions of these Articles or the Bylaws of the Corporation, the provisions of this Article may not be amended or repealed and no provisions inconsistent herewith may be adopted by the Corporation without the affirmative vote of 75% of all of the votes entitled to be cast on the matter.

ARTICLE IX

FIXED RATE CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES A

There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 214,181.

The following terms are used in this Article IX (including the Standard Provisions set forth below) as defined below:

(a) “Common Stock” means the common stock, par value $0.00 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $53,545,250.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means November 7, 2008.

Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ARTICLE X

CERTIFICATE OF DESIGNATIONS OF

SERIES B COMMON STOCK EQUIVALENT OF

UMPQUA HOLDINGS CORPORATION

A. Designation

In accordance with Section G of Article III of the Restated Articles of Incorporation filed on November 14, 2008 (as amended from time to time, and including any successor certificate of incorporation, articles of association or similar organizational document, the “Charter”) of Umpqua Holdings Corporation, a corporation organized and existing under the laws of the State of Oregon (the “Corporation”), there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as “Series B Common Stock Equivalent” (“Designated Preferred Stock”), and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, conversion or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Number of Shares; Fractional Shares.

(a) The authorized number of shares of Designated Preferred Stock shall be 189,750.

(b) Each Holder of a fractional interest in a share of Designated Preferred Stock shall be entitled, proportionately, to all the rights, preferences and privileges of the Designated Preferred Stock (including, without limitation, the conversion, dividend, voting, redemption and liquidation rights contained in this Certificate of Designations).

Section 2. Definitions. The following terms are used in this Certificate of Designations as defined below:

(a) “Common Stock” means the common stock, no par value, of the Corporation, subject to Section 9 of Part B.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,100 per share of Designated Preferred Stock.

(e) “Parity Stock” means any class or series of capital stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

Section 3. Certain Voting Matters.

(a) Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Preferred Stock and any Common Stock has been cast or given on any matter on which under Sections 10(a) or 10(b) of Part B the Holders of shares of Designated Preferred Stock are entitled to vote shall be determined by the Corporation by reference to a number of votes per share of Designated Preferred Stock equal to the Conversion Rate (as defined in Section 2 of Part B) in effect on the record date for such vote or consent, if any, or in the absence of a record date, on the date for such vote or consent.

(b) Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which under Sections 10(c) and 10(d) of Part B the Holders of shares of Designated Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

(c) The Corporation shall aggregate any fractional interests in a share of Designated Preferred Stock with all other fractional interests having made the same voting or consent decision and shall count the number of whole votes resulting from such aggregation in accordance with the voting or consent decisions received.

B. Standard Provisions

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual. The Designated Preferred Stock shall rank equally with Parity Stock and senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation. Unless otherwise explicitly specified, each Section reference specified in this Part B refers to the relevant Section of this Part B.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

“Alternate Dividend Amount” means an amount equal to the product of (a) the Liquidation Amount and (b) a per annum rate of 15%.

“Approval Deadline” means the Dividend Payment Date that is scheduled to occur on August 15, 2010.

“As-Converted Dividend Amount” means, with respect to any Dividend Period, the product of (a) the pro forma per share quarterly Common Stock dividend derived by (i) annualizing the last quarterly cash dividend declared during such Dividend Period on the Common Stock and (ii) dividing such annualized dividend by four, and (b) the then-current Conversion Rate; provided that for any such Dividend Period during which no quarterly cash dividend has been declared on the Common Stock, the “As-Converted Dividend Amount” shall be deemed to be $0.00.

“As-Converted Liquidation Amount” has the meaning set forth in Section 4(c).

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the bylaws of the Corporation, as amended from time to time.

“Certificated Designated Preferred Stock” has the meaning set forth in Section 18(a).

“Certificate of Amendment” means the amendment to the Charter of the Corporation reflecting the Shareholder Approval.

“Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, as it may be amended from time to time.

“Charter” has the meaning set forth in the first paragraph of Part A.

“Clause A Distribution” has the meaning set forth in Section 8(a)(iii).

“Clause B Distribution” has the meaning set forth in Section 8(a)(iii).

“Clause C Distribution” has the meaning set forth in Section 8(a)(iii).

“close of business” means 5:00 p.m. (New York City time).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Designated Preferred Stock, and its successors and assigns.

“Conversion Rate” means, for each share of Designated Preferred Stock, 100 shares of Common Stock, subject to adjustment as set forth herein.

“Corporation” has the meaning set forth in the first paragraph of Part A.

“Current Market Price” per share of Common Stock on any day means the average of the VWAP per share of Common Stock on each of the 10 consecutive Trading Days ending on, and including, the specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted by the Board of Directors or a duly authorized committee thereof to take into account the occurrence during such period of any event described in Section 8.

“Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

“Designated Preferred Stock” has the meaning set forth in the first paragraph of Part A.

“Dividend Period” means the period from, and including, any Dividend Payment Date (or, if a Dividend Payment Date has not occurred, the Original Issue Date) to, but excluding, the immediately succeeding Dividend Payment Date.

“Dividend Record Date” has the meaning set forth in Section 3(d).

“Dividend Threshold Amount” has the meaning set forth in Section 8(a)(iv).

“Exchange Property” has the meaning set forth in Section 9(a).

“Expiration Date” has the meaning set forth in Section 8(a)(v).

“Expiration Time” has the meaning set forth in Section 8(a)(v).

“Holders” means the Persons in whose names the shares of Designated Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owners of the shares of Designated Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized investment banking firm (unaffiliated with the Corporation) selected by the Corporation for this purpose.

“Liquidation Participation Amount” has the meaning set forth in Section 4(c).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Mandatory Conversion Date” means the first Business Day after the date on which the Shareholder Approval has been received.

“Market Disruption Event” means (a) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open (the “Relevant Exchange”) for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any day that is scheduled to be a Trading Day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Merger Common Stock” has the meaning set forth in Section 9(d)(i).

“Merger Valuation Percentage” for any Reorganization Event shall be equal to (a) the arithmetic average of the Last Reported Sale Prices of one share of Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Reorganization Event), divided by (b) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Nonpayment” has the meaning set forth in Section 10(c).

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Corporate Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by (i) one of the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer or the Treasurer and (ii) any Assistant Treasurer, the General Counsel, the Corporate Secretary or any Assistant Secretary of the Corporation, and delivered to the Conversion Agent.

“open of business” means 9:00 a.m. (New York City time).

“Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, common trust fund or trust.

“Preferred Director” has the meaning set forth in Section 10(c).

“Preferred Directors” has the meaning set forth in Section 10(c).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Designated Preferred Stock.

“Purchased Shares” has the meaning set forth in Section 8(a)(v).

“Record Date” has the meaning set forth in Section 8(e).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Designated Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Reorganization Event” has the meaning set forth in Section 9(a).

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shareholder Approval” means the approval by the stockholders of the Corporation of an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Designated Preferred Stock into Common Stock.

“Subsidiary” means, with respect to the Corporation, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Corporation, (ii) the Corporation and one or more subsidiaries of the Corporation or (iii) one or more subsidiaries of the corporation.

“Trading Day” means a Business Day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the Relevant Exchange, except that if no Relevant Exchange exists for the Common Stock (or other security for which a VWAP must be determined), then “Trading Day” means a Business Day.

“Transfer Agent” means Mellon Investor Services LLC, acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Designated Preferred Stock, and its successors and assigns.

“Trigger Event” has the meaning set forth in Section 8(a)(iii).

“Voting Parity Stock” means, with regard to any matter on which the Holders of Designated Preferred Stock are entitled to vote as specified in Section 10(c), any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter. Without limiting the foregoing, Voting Parity Stock shall include the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

“VWAP” per share of the Common Stock (or any other security for which a VWAP must be determined) on any Trading Day means, in the case of the Common Stock, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UMPQ.UQ <equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the appropriate Bloomberg page, in each case in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or such other security) on such Trading Day determined, using a volume-weighted average method, by each of at least three nationally recognized investment banking firms (each unaffiliated with the Corporation) retained for this purpose by the Corporation).

Section 3. Dividends. (a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, dividends and any other distributions, whether payable in cash, securities or any other form of property or assets, in an amount determined as described in Sections 3(b) and 3(c) below.

Dividends payable on the Designated Preferred Stock are non-cumulative. If neither the Board of Directors nor any duly authorized committee thereof declares a dividend on the Designated Preferred Stock with respect to a Dividend Period, no dividend shall accrue, and the Corporation shall have no obligation to pay, and Holders shall have no right to receive, a dividend for such Dividend Period, whether or not dividends on the Designated Preferred Stock or any other series of Preferred Stock or common stock, including the Common Stock, of the Corporation are declared for any other Dividend Period. References herein to the “accrual” of non-cumulative dividends refer only to the determination of the amount of such dividends and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Notwithstanding the definition of “Dividend Payment Date” and for the avoidance of doubt, prior to the Approval Deadline, on the same date that the Corporation pays any dividend or distribution on shares of Common Stock (irrespective of whether such date is a Dividend Payment Date), the Corporation shall pay a corresponding dividend or distribution, on an as-converted basis, to Holders of the Designated Preferred Stock.

(b) Subject to Section 3(a) above, from, and including, the Original Issue Date to, but excluding, the Approval Deadline, the Board of Directors or a duly authorized committee thereof may not declare or pay any dividend or make any distribution (including, but not limited to, regular quarterly dividends) in respect of the Common Stock, whether payable in cash, securities or any other form of property or assets, unless the Board of Directors or a duly authorized committee thereof declares and pays to the Holders of the Designated Preferred Stock, at the same time (irrespective of whether or not such time is a Dividend Payment Date) and on the same terms as holders of Common Stock, a dividend per share of Designated Preferred Stock equal to the product of (i) any dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock and (ii) the Conversion Rate as of the Record Date for such dividend or distribution. Any dividend or distribution payable on the Designated Preferred Stock pursuant to this Section 3(b) shall be paid in the same form of consideration (whether cash, securities or any other form of property or assets, as the case may be) as the corresponding dividend or distribution on the Common Stock.

(c) Subject to Section 3(a) above, for each Dividend Period from, and including, the Approval Deadline, non-cumulative cash dividends shall be payable on the Designated Preferred Stock in an amount equal to the greater of (i) the As-Converted Dividend Amount and (ii) the Alternate Dividend Amount.

The dividends described in this Section 3(c) shall (x) be non-cumulative, (y) begin to accrue from, and including, the Approval Deadline and (z) to the extent declared by the Board of Directors or a duly authorized committee thereof, be payable quarterly on each Dividend Payment Date, commencing with the Dividend Period ending on, and including, November 15, 2010.

(d) In the event that any Dividend Payment Date in respect of which a dividend is to be paid would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.

Dividends that are payable pursuant to Section 3(c) on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable pursuant to Section 3(c) on Designated Preferred Stock on any date prior to the end of a Dividend Period or on any Dividend Payment Date for a Dividend Period that is shorter than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock shall be payable to Holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which (i) with respect to dividends payable pursuant to Section 3(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 3(c), shall be the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(e) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable on Junior Stock other than the

Common Stock solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless, in each case, full dividends on all outstanding shares of Designated Preferred Stock have been paid or declared and set aside for payment in respect of the most recently completed Dividend Period. The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer Subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer Subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer Subsidiary; (iv) any dividends or distributions of rights of Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, so long as provision is made so that Holders receive such rights upon conversion of their shares of Designated Preferred Stock into shares of Common Stock on the Mandatory Conversion Rate, and subject to any applicable adjustment in the Conversion Rate pursuant to Section 8(a)(iii); (v) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians; or (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Original Issue Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different than the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee thereof out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the Corporation shall have no obligation to pay, and Holders will have no right to receive, any remaining accrued but unpaid dividends, pursuant to Section 3(b) or Section 3(c) above. If the Board of Directors or a duly authorized committee thereof determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee thereof may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights. (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (x) the Liquidation Amount per share and (y) the amount of any unpaid dividends, whether or not declared, accrued from, and including, the immediately preceding Dividend Payment Date to, but excluding, the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, Holders of Designated Preferred Stock and the holders of such other stock shall share ratably (based on the relative Liquidation Preference of the Designated Preferred Stock and the liquidation preference of such other stock) in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Designated Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with the Designated Preferred Stock as to such distribution have been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of Common Stock equal to the then-current Conversion Rate (the “As-Converted Liquidation Amount”) exceeds the Liquidation Preference, then Holders of Designated Preferred Stock shall be entitled to receive, for each share of Designated Preferred Stock, an additional amount (the “Liquidation Participation Amount”) out of such assets or proceeds such that the As-Converted Liquidation Amount equals the sum of the Liquidation Preference, plus the Liquidation Participation Amount, after making appropriate adjustment such that the holders of Designated Preferred Stock receive the same amount on an as-converted basis as the holders of a number of shares of Common Stock equal to the then-current Conversion Rate.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Optional Redemption; Repurchase. The Designated Preferred Stock shall not be redeemable at the Corporation’s option at any time or subject to repurchase at the option of Holders at any time.

Section 6. Mandatory Conversion on the Mandatory Conversion Date; Fractional Shares. (a) Effective as of the close of business on the Mandatory Conversion Date, each share of Designated Preferred Stock shall automatically convert into shares of Common Stock at the then-current Conversion Rate.

(b) No fractional shares of Common Stock will be issued to Holders of the Designated Preferred Stock upon conversion. In lieu of fractional shares otherwise issuable, Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Designated Preferred Stock being converted, multiplied by the Last Reported Sale Price of the Common Stock on the Mandatory Conversion Date.

Section 7. Conversion Procedures. (a) Stockholder Approval. The Corporation hereby covenants and agrees to use its reasonable best efforts to hold a special meeting of its stockholders as soon as practicable, but not later than the Approval Deadline, at which it shall seek to obtain the requisite stockholder approval of the Certificate of Amendment to increase the number of authorized shares of Common Stock to a number at least sufficient to permit the conversion of the Designated Preferred Stock into shares of the Common Stock. If the Corporation fails to obtain such stockholder approval by the Approval Deadline, the Corporation hereby covenants and agrees that it shall continue to seek to obtain such approval at least as frequently as every six months thereafter until approval has been obtained.

(b) Effect of Mandatory Conversion Date. Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on any such converted shares of Designated Preferred Stock and such shares of Designated Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any (i) declared and unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(b) above) on such shares, (ii) declared and unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(c) above) on such shares in an amount calculated as if the Mandatory Conversion Date were a Dividend Payment Date and (iii) any other payments to which they are otherwise entitled pursuant to the terms hereof.

(c) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 8 below, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date (except to the extent of the dividends described in Sections 3(b) and 3(c) above). Prior to the close of business on the Mandatory Conversion Date, the shares of Common Stock or other Exchange Property consisting, in whole or in part, of other securities issuable upon conversion of the Designated Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (or such other securities) issuable upon conversion (including, without limitation, voting rights, rights to respond to tender offers for the Common Stock or such other securities and rights to receive any dividends or other distributions on the Common Stock or such other securities issuable upon conversion) by virtue of holding shares of Designated Preferred Stock (except to the extent of the dividends described in Sections 3(b) and 3(c) above and the voting rights described in Section 10 below).

(d) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock (or other Exchange Property) issuable upon conversion of Designated Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock (or other Exchange Property) as of the close of business on the Mandatory Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (or other Exchange Property) to be issued or paid upon conversion of shares of Designated Preferred Stock should be registered or paid or the manner in which such shares of Common Stock (or other Exchange Property) should be delivered, the Corporation shall be entitled to register and deliver such shares of Common Stock (or other Exchange Property), and make such payment, in the name of the Holder (as of the close of business on the Mandatory Conversion Date) and in the manner shown on the records of the Corporation.

(e) Reacquired Shares. Shares of Designated Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will, upon the effectiveness of such conversion or reacquisition, resume the status of authorized and unissued shares of Preferred Stock of the Corporation, undesignated as to series and available for future issuance; provided that any such shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock of the Corporation other than Designated Preferred Stock. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Designated Preferred Stock.

Section 8. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance by the Corporation of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination (including, without limitation, a reverse stock split) of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (OS1 / OS0)

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Notwithstanding the foregoing, no adjustment will be made pursuant to this Section 8(a)(i) for the issuance by the Corporation of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock to the extent (but only to the extent) such dividend or distribution is paid to all Holders of the Designated Preferred Stock pursuant to Section 3(b) above.

Any adjustment made under this Section 8(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or combination, as the case may be. If any dividend or distribution of the type described in this Section 8(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) the issuance by the Corporation to all or substantially all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price per share of Common Stock as of the announcement date for such issuance, in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, divided by the Current Market Price per share of Common Stock as of the announcement date for such issuance.

Notwithstanding the foregoing, no adjustment will be made pursuant to this Section 8(a)(ii) for the issuance to all or substantially all holders of Common Stock of rights, options or warrants to purchase shares of Common Stock at less than the Current Market Price per share of Common Stock as of the announcement date for such issuance to the extent (but only to the extent) such issuance is paid to all Holders of the Designated Preferred Stock pursuant to Section 3(b) above.

Any increase in the Conversion Rate made pursuant to this Section 8(a)(ii) shall become effective immediately after the close of business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 8(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Current Market Price per share of Common Stock as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a duly authorized committee thereof.

(iii) the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets (excluding (x) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above or clause (iv) or (v) below and (y) “spin-offs” as to which the provisions set forth below in this clause (iii) apply), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × SP0 / (SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Current Market Price per share of Common Stock as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) on the Record Date for such dividend or distribution of the shares of capital stock of the Corporation or evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

Notwithstanding the foregoing, no adjustment will be made pursuant to this portion of Section 8(a)(iii) for any dividend or other distribution to all or substantially all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets to the extent (but only to the extent) such dividend or other distribution is paid to all Holders of the Designated Preferred Stock pursuant to Section 3(b) above.

If the Board of Directors or a duly authorized committee thereof determines that the “FMV” (as defined above) of any dividend or other distribution for purposes of this Section 8(a)(iii) above by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of the Common Stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of the Designated Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of the Common Stock receive the shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets, the amount of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.

Any increase made under the portion of this Section 8(a)(iii) above shall become effective immediately after the close of business on the Record Date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or other distribution, to the Conversion Rate that would then be in effect if such dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of the Corporation of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange, then the Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,
CR0	=	the Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the Relevant Exchange;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the Relevant Exchange;

FMV0	=	the average VWAP per share of such capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the Relevant Exchange; and

MP0		the average VWAP per share of the Common Stock over each of the 10 consecutive Trading Days commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the Relevant Exchange.

Notwithstanding the foregoing, no adjustment will be made under this portion of Section 8(a)(iii) for any dividend or other distribution on Common Stock that consists of shares of capital stock of the Corporation of, or similar equity interests in, a Subsidiary or other business unit of the Corporation to the extent (but only to the extent) such dividend or other distribution is paid to all Holders of the Designated Preferred Stock pursuant to Section 3(b) above.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the Relevant Exchange; provided that if the Mandatory Conversion Date occurs during the ten Trading Day period immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the primary U.S. national or regional securities exchange or market on which Common Stock is then listed or quoted, references in the portion of this Section 8(a)(iii) related to spin-offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date of such spin-off and the Mandatory Conversion Date in determining the applicable Conversion Rate as of such Mandatory Conversion Date.

For purposes of this Section 8(a)(iii) (and subject in all respect to Section 8(a)(ii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(a)(iii) (and no adjustment to the Conversion Rate under this Section 8(a)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(a)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Original Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8(a)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8(a)(i), Section 8(a)(ii) and this Section 8(a)(iii), any dividend or distribution to which this Section 8(a)(iii) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 8(a)(i) is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section 8(a)(ii) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8(a)(iii) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8(a)(iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8(a)(i) and Section 8(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on the effective date” within the meaning of Section 8(a)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 8(a)(ii).

(iv) the Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of Common Stock, excluding (a) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.05 in any fiscal quarter (the “Dividend Threshold Amount”), (b) any cash that is distributed as part of a distribution referred to in clause (iii) above and (c) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries referred to in clause (v) below, in which event, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (SP0 – T) / (SP0 – C)

where,
CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the Current Market Price per share of Common Stock as of the Record Date for such distribution;

T	=	the Dividend Threshold Amount; provided that if the distribution is not a regularly scheduled cash quarterly dividend, the Dividend Threshold Amount shall be deemed to be zero; and

C	=	an amount of cash per share of Common Stock the Corporation distributes to holders of its Common Stock.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

Notwithstanding the foregoing, no adjustment will be made pursuant to this Section 8(a)(iv) for any distribution consisting exclusively of cash to all or substantially all holders of Common Stock to the extent (but only to the extent) such dividend or other distribution is paid to all Holders of the Designated Preferred Stock pursuant to Section 3(b) above.

The adjustment to the Conversion Rate pursuant to this Section 8(a)(iv) shall become effective immediately after the close of business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of the Designated Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the Record Date for such or distribution. If such distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend, to the Conversion Rate that would then be in effect if such distribution had not been declared.

(v) the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × [(FMV + (SP1 × OS1)] / (SP1 × OS0)

where,
CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1		the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0		the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1		the average VWAP per share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 8(a)(v) shall become effective immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that if the Mandatory Conversion Date occurs during the ten Trading Day period immediately following, and including, the Trading Day next succeeding the Expiration Date, references in this Section 8(a)(v) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the Expiration Date and the Mandatory Conversion Date in determining the applicable Conversion Rate as of such Mandatory Conversion Date.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of the Corporation and (y) the Mandatory Conversion Date.

(c) When No Adjustment Required.

(i) Except as otherwise provided in this Section 8, the Conversion Rate will not be adjusted for the issuance of Common Stock or any option, warrant or right exercisable for, or securities convertible into or exchangeable for, Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries; or

(C) solely for a change in the par value of the Common Stock.

(iii) On or after the Approval Deadline, no adjustment to the Conversion Rate need be made for a transaction referred to in Section 8(a)(i), (ii), (iii), (iv) or (v) above if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the basis as holders of the Common Stock and solely as a result of holding the Designated Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Designated Preferred Stock held by such Holders.

(d) Stockholder Rights Plans. To the extent that the Corporation has a rights plan in effect on the Mandatory Conversion Date, each share of Common Stock issued upon conversion of the Designated Preferred Stock shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan, as the same may be amended from time to time. If, however, on the Mandatory Conversion Date, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Designated Preferred Stock, then the Conversion Rate shall be adjusted at the time of the separation as if the Corporation paid a dividend or other distribution to all or substantially all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets as provided in Section 8(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(e) Record Date. For purposes of this Section 8, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof or by statute, contract or otherwise).

(f) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 8, any subsequent event requiring an adjustment under this Section 8 shall cause an adjustment to such Conversion Rate as so adjusted.

(g) Multiple Adjustments. For the avoidance of doubt but subject to the final paragraph in Section 8(a)(iii) above, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 8 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(h) Other Events. If any event occurs as to which the failure to make any adjustment to the Conversion Rate would adversely affect the conversion rights or conversion value represented by the Designated Preferred Stock, then the Board of Directors or a duly authorized committee thereof, acting in good faith, shall determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the conversion rights and conversion value represented by the Designated Preferred Stock.

(i) Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 8, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 8 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(j) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 8(i) above and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Designated Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Designated Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 8.

Section 9. Adjustment for Reorganization Events. (a) Reorganization Events. In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any consolidation or merger of the Corporation with or into another Person;

(iii) any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Corporation; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes its outstanding Common Stock;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, each share of the Designated Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Designated Preferred Stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (the “Exchange Property”) upon the occurrence of such Reorganization Event, and, prior to or at the effective time of such Reorganization Event, the Corporation shall amend its Charter to provide for such change in the convertibility of the Designated Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then, for the purpose of this Section 9(a), the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none makes an election). If the Mandatory Conversion Date follows a Reorganization Event, the Conversion Rate then in effect will be applied on the Mandatory Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event, as determined in accordance with this Section 9.

(b) Successive Reorganization Events. The above provisions of this Section 9 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 9.

(d) Adjustment of Dividend Threshold Amount. In connection with any Reorganization Event, the Dividend Threshold Amount shall subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the proviso in the first sentence of Section 9(a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to nearest cent).

(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the proviso in the first sentence of Section 9(a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such Reorganization Event (such quotient rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the proviso in the first sentence of Section 9(a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to zero.

Section 10. Voting Rights. (a) General. Each share of Designated Preferred Stock shall entitle the Holders thereof to a number of votes equal to the Conversion Rate as of the record date for the vote or consent on all matters submitted to a vote of the stockholders of the Corporation; provided that the Holders of Designated Preferred Stock shall not be entitled to vote as to whether to amend the Charter of the Corporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Designated Preferred Stock into Common Stock, unless required by applicable law.

(b) Single Class. Except as otherwise provided herein, in the Charter or by applicable law, the Holders of shares of Designated Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, except whether to amend the Charter of the Corporation as described in the proviso of Section 10(a) above.

(c) Preferred Stock Directors. Whenever, at any time or times, from and including the Approval Deadline, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive (a “Nonpayment”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation amount of each such class or series), to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until full dividends have been paid on the Designated Preferred Stock following a Nonpayment for at least four consecutive quarterly Dividend Periods, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Nonpayment; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the Holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the Holders of a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. For purposes of allocating voting rights among the Designated Preferred Stock and any other class or series of Voting Parity Stock entitled to vote under this Section 10(c), each share of Designated Preferred Stock shall be entitled to a number of votes equal to the quotient of the Liquidation Amount per share of Designated Preferred Stock, divided by $1,000.

(d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the Holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 10(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii) Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions of Designated Preferred Stock immediately prior to such consummation, taken as a whole; or

(iv) Consolidations that are potentially adverse to Holders;

provided, however, that the Holders of Designated Preferred Stock shall not be entitled to vote as to whether to amend the Charter of the Corporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Designated Preferred Stock into Common Stock, except as required by applicable law; and provided further that for all purposes of this Section 10(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other Persons prior to the Original Issue Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee thereof, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12. Rank. Notwithstanding anything set forth in the Charter or this Certificate of Designations to the contrary, the Board of Directors or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 13. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 14. Notice of Shareholder Approval; Effectiveness Thereof. The Corporation shall notify the Holders of the status of the Shareholder Approval on the Business Day immediately succeeding the date on which the Shareholder Approval has been received or the date on which the Shareholder Approval has been sought but not received, as applicable. If the Shareholder Approval has been received, such notice will state (i) that such Business Day is the Mandatory Conversion Date, (ii) the number of shares of Common Stock to be issued upon conversion of each share of Designated Preferred Stock and (iii) instructions regarding the surrender of certificates of Designated Preferred Stock for Common Stock to the Transfer Agent. On the Mandatory Conversion Date, the Designated Preferred Stock shall automatically convert into shares of Common Stock based on the then-current Conversion Rate (with the Corporation paying cash for fractional shares in accordance with Section 6(b) above) and, thereafter, (x) all shares of Designated Preferred Stock will resume the status of authorized and unissued shares of Preferred Stock of the Corporation and (y) all other rights of the Holders of such shares of Designated Preferred Stock shall terminate, in each case, irrespective of whether the certificates of Designated Preferred Stock have been surrendered to the Transfer Agent.

Section 15. No Sinking Fund. Shares of Designated Preferred Stock are not subject to the operation of a sinking fund.

Section 16. Reservation of Common Stock. (a) Sufficient Shares. In order to cause an effective date for the Certificate of Amendment no later than one Business Day following the Shareholder Approval, the Corporation shall file the Certificate of Amendment with the Secretary of State of the State of Oregon as soon as practicable after the date the Corporation receives the Shareholder Approval, but no later than one Business Day following receipt of the Shareholder Approval. As soon as practicable after the effective date of the Certificate of Amendment, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Designated Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Designated Preferred Stock then outstanding at the then-current Conversion Rate. For purposes of this Section 16, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Designated Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Designated Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock or other securities delivered upon conversion of the Designated Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Designated Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Designated Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system require the Corporation to defer the listing of such Common Stock until the Mandatory Conversion Date in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Designated Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 17. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Designated Preferred Stock shall be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders.

Section 18. Form. (a) The Designated Preferred Stock shall be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Designated Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Designated Preferred Stock shall reflect the number of shares of Certificated Designated Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Designated Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. An Officer shall sign each Share of Certificated Designated Preferred Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Certificated Designated Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Certificated Designated Preferred Stock, the Certificated Designated Preferred Stock shall be valid nevertheless. A Certificated Designated Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Certificated Designated Preferred Stock. Each Certificated Designated Preferred Stock shall be dated the date of its countersignature.

Section 19. Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation; provided that the Corporation shall not be required to issue any additional certificates representing the Designated Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in the immediately preceding sentence, shall deliver the shares of Common Stock pursuant to the terms of the Designated Preferred Stock formerly evidenced by the certificate.

Section 20. Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Designated Preferred Stock or shares of Common Stock or other securities issued on account of Designated Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable, on account of the transfer of such Designated Preferred Stock, in respect of the issuance or delivery of shares of Designated Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Designated Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 21. Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of (a) receipt thereof and (b) (i) for notices sent within the United States, three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid or (ii) for notices sent outside the United States, two Business Days after the sending thereof if sent by recognized next day courier service, in any such case, addressed: (i) if to the Corporation, to its office at One SW Columbia Street, Suite 1200, Portland, Oregon 97258 (Attention: Corporate Secretary) or to the Transfer Agent at its office at Newport Office Center VII, 480 Washington Boulevard, Jersey City, New Jersey 07310 (Attn: General Counsel), or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address and by such other means as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 22 . Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’

rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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